UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 __________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 29, 2015

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

9484 S. Eastern Ave #141 Las Vegas, NV	89123
(Address of principal executive offices)	(zip code.)

702-748-9944
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 Regulation FD Disclosure.

The Company has received questions and the Company felt it was better to answer the questions through an 8-K instead emailing the individuals directly.

Q. Since the launch of the Cannabis Consulting Marketplace in July 2015, have you recorded any revenues?

A. During the quarter ending September 30, 2015, Signal Bay has recorded over $100,000 in revenues from a combination of Licensing, Compliance and Expert Consulting Services.

Q. What are the current revenue projections for the next few months?

A. Our licensing and compliance services has seen a great level of interest. We are currently engaged to provide licensing and application support for two Maryland applicants. The Maryland Medical Cannabis Commission announced applications are now available and are due by November 6, 2015. We are currently in discussions with applicants in both Oregon and Hawaii regarding our consulting services.

Q. With Oregon’s recreational cannabis market launching on October 1, 2015, Signal Bay’s recent acquisition of a testing lab in Bend, Oregon couldn’t have been better timing. What was the decision to go into business in Oregon?

A. Since the passing of Measure 91 in 2014, the Oregon marijuana market has been on our radar. Oregon is widely known as a cannabis and business friendly state. Recent studies sanctioned by the Oregon Liquor Control Commission, have projected the current medical marijuana market size may see a five to ten times increase over current market size resulting in a $10 million market opportunity upon full roll-out of the recreational marijuana program in 2016.

Q. Where do you see revenue growth for Signal Bay in 2016?

A. We anticipate to see revenue growth in three specific areas; Consulting, Management Services, and Testing. Our consulting services range from Licensing and Compliance to Expert Services, with over 400 consultants enrolled our Cannabis Consulting Marketplace we are actively responding to projects for numerous projects. Libra Wellness Center, a Nevada based Cultivation and Production MME, has received a funding commitment, as such we anticipate to begin providing management services to their production facility in April 2016, and lastly we are aggressively seeking additional markets to expand our analytical testing services, notably Oregon, California, Arizona and Hawaii.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: September 29, 2015	By:	/s/ William Waldrop
William Waldrop
CEO